UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2014

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 22, 2014.

(b) The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.

1. The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Against	Abstentions	Broker Non-Votes
David R. Andelman	37,362,366	438,202	4,955	923,842
Joseph A. Califano, Jr.	37,360,509	439,890	5,124	923,842
William S. Cohen	37,331,244	469,449	4,830	923,842
Gary L. Countryman	37,386,288	414,185	5,050	923,842
Charles K. Gifford	37,332,964	467,689	4,870	923,842
Leonard Goldberg	37,362,211	438,448	4,864	923,842
Bruce S. Gordon	37,332,577	468,170	4,776	923,842
Linda M. Griego	37,389,104	411,798	4,621	923,842
Arnold Kopelson	37,387,262	413,347	4,914	923,842
Leslie Moonves	37,367,582	433,153	4,788	923,842
Doug Morris	37,331,716	468,948	4,859	923,842
Shari Redstone	37,359,426	441,202	4,895	923,842
Sumner M. Redstone	37,357,966	442,622	4,935	923,842
Frederic V. Salerno	37,305,048	495,444	5,031	923,842

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014 was approved based upon the following votes:

For	Against	Abstentions
38,575,243	139,031	15,091

3. The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2014 Proxy Statement, was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
33,725,200	589,790	3,490,533	923,842

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)

	By:	/s/ Angeline C. Straka
	Name:	Angeline C. Straka
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: May 28, 2014

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